EXHIBIT 17.2

Sheraton Berkshire Motor Inn
1741 Paper Mill Road
Wyomissing, PA  19610

SCOTTISH WIDOWS INTERNATIONAL FUND
SPECIAL MEETING OF SHAREHOLDERS
May 29, 1997
SCOTTISH WIDOWS INTERNATIONAL FUND

The undersigned shareholder(s) of SCOTTISH WIDOWS INTERNATIONAL FUND hereby appoint(s) James E. Jordan, Sandra Houck, and Dennis Westley, or any of them true and lawful proxies, with power of substitution of each, to vote all shares of the SCOTTISH WIDOWS INTERNATIONAL FUND which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on May 29, 1997 at Sheraton Berkshire Motor Inn, 1741 Paper Mill Road, Wyomissing, PA 19610, at 9:00 a.m.(general meeting) and 10:15 a.m. (Fund meeting) (local time) and at any adjournment thereof.


Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The proxies named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT MATTER.
The Board Of Trustees unanimously recommends a vote FOR the proposal below.


Please sign EXACTLY as your name(s)
appear(s) above.  When signing as
attorney, executor, administrator,
guardian, trustee, custodian, etc.,
please give your full title as
such.  If a corporation or
partnership, please sign the full
name by an authorized officer or
partner.  If stock is owned
jointly, all owners should sign.

PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  X

KEEP THIS PORTION FOR YOUR RECORDS.
DETACH AND RETURN THIS PORTION ONLY.

           THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCOTTISH WIDOWS INTERNATIONAL FUND

RECORD DATE SHARES:
                    -----------------

Vote on Proposal
TO APPROVE OR DISAPPROVE AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE SCOTTISH WIDOWS INTERNATIONAL FUND AND THE FEDERATED INTERNATIONAL EQUITY FUND

                    FOR          AGAINST        ABSTAIN

-----------------------------------
Signature

Signature (Joint Owners)

Date:  __________________________